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                                                                Exhibit 99.3

                         [FORM OF FRONT OF PROXY CARD]

                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

A special meeting of stockholders (the "Meeting") of Corporate Technology Development, Inc., or CTD, will be held at 1680 Michigan Avenue, Suite 700, Miami, Florida, telephone number (305) 777-2258, on November 29, 2001, at 10:00 a.m. (local time). Please see your joint proxy statement/prospectus for instructions should you wish to attend the meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.

The undersigned hereby appoints Colin Bier, the Chairman of the board of directors of CTD, and Steve H. Kanzer, the President and Chief Executive Officer of CTD, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock and Series
A preferred stock of CTD that the undersigned is entitled to vote at the special meeting of stockholders to be held at 10:00 a.m., local time, on November 29, 2001 at CTD's offices, located at 1680 Michigan Avenue, Suite 700, Miami, Florida, or any adjournment or postponement thereof.

The board of directors recommends you vote "FOR" the proposals listed on the reverse side of this proxy card.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE
            PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          [FORM OF BACK OF PROXY CARD]
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                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                     CORPORATE TECHNOLOGY DEVELOPMENT, INC.

                                November 29, 2001

Please mark your votes as indicated in this example: /X/


1. To approve the Agreement and Plan of Merger and Reorganization dated as of July 31, 2001 by and among Endorex Corporation, Corporate Technology Development, Inc. and Roadrunner Acquisition, Inc. and the merger contemplated thereby.

     / / FOR                  / / AGAINST              / / ABSTAIN

2. To approve in their discretion such other matters as may properly come before the meeting

     / / FOR                  / / AGAINST              / / ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

PRINT NAME(S)


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SIGNATURE(S)                                                DATE


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Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.